As filed with the Securities and Exchange Commission on May 30, 1996
				Registration No. 33-
====================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                              FORM S-8
                       REGISTRATION STATEMENT
	                         Under
	              THE SECURITIES ACT OF 1933

                    --------------------------

	         COMPUTER ASSOCIATES INTERNATIONAL, INC.
	(Exact name of Registrant as specified in its Charter)

                    --------------------------

	          Delaware                         13-2857434
	State or other jurisdiction of           (I.R.S. Employer
	incorporation or organization)          Identification No.)

	              --------------------------

     One Computer Associates Plaza                11788-7000
           Islandia, New York
(Address of Principal Executive Offices)	        (Zip Code)

                    --------------------------
             COMPUTER ASSOCIATES SAVINGS HARVEST PLAN

                     (Full title of the plan)
	              --------------------------

                        PETER A. SCHWARTZ
         Senior Vice President - Chief Financial Officer
             COMPUTER ASSOCIATES INTERNATIONAL, INC.
  One Computer Associates Plaza, Islandia, New York 11788-7000

               (Name and address of agent for service)
	                   (516) 342-5224

	(Telephone number, including area code, of agent for service)
	              ---------------------------
	             CALCULATION OF REGISTRATION FEE

======================================================================

                                      Proposed   Proposed
                                      Maximum    Maximum
                                      Offering   Aggregate  Amount of
Title of Securities    Amount to be    Price Per Offering   Registration
to be Registered(1)    Registered(1)   Unit(2)   Price(2)       Fee
- -------------------    -------------   ---------  --------     ------
Common Stock, $.10 par 3,000,000 shares $71.9375 $215,812,500  $74,418 value per share,
together with the
associated right
to purchase shares of
Series One Junior
Participating Preferred
Stock, Class A, without
par value.


=======================================================================


(1)	In addition, pursuant to Rule 416(c) under the Securities Act of
1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales price of the Common Stock of the Registrant on May 28, 1996, respectively, as reported on the New York Stock Exchange.


					PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

		The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement:

		(a)	The Registrant's annual report on Form 10-K for its
fiscal year ended March 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Plan's annual report on Form 11-K for its plan year ended March 30, 1995, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

		(b)	All other reports filed pursuant to Section 13(a) or
15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant documents and the end of the plan year covered by the Plan documents respectively referred to in (a) above; and

		(c)	The description of the Registrant's common stock, par
value $.10 per share, outlined in the Registrant's registration statement on Form 8-A filed under the Exchange Act, which in turn incorporates by reference the description in the Registrant's
Registration Statement on Form S-1 (Registration No. 2-74618) filed under the Securities Act of 1933, as amended (the "Securities Act").

		All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

		Not applicable.

Item 5.	Interests of Named Experts and Counsel.

		Maria A. Di Pippo, Esq., who rendered the opinion as to ERISA and Internal Revenue Code compliance with respect to the Third Amendment to the Computer Associates Savings Harvest Plan, as amended and restated effective March 31, 1992, is employed by the Registrant as Counsel/Human Resources.

Item 6.	Indemnification of Directors and Officers.

		As permitted by Section 145 of the Delaware General Corporation Law, Article NINTH of the Registrant's Restated Certificate of Incorporation, as amended, provides:

		"The Corporation shall to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person."

		The Registrant's Restated Certificate of Incorporation, as amended, also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of the director's duty of care.

		The Registrant maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's Restated Certificate of Incorporation, as amended.

Item 7.	Exemption From Registration Claimed.

		Not Applicable.

Item 8.	Exhibits.

		See the Exhibits Index attached hereto.

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are
            being made, a post-effective amendment to this registration statement:

		(i)		To include any prospectus required by Section
                        10(a)(3) of the Securities Act;

		(ii)		To reflect in the prospectus any facts or events
                        arising after the effective date of the
                        registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

		(iii)	      To include any material information with respect
                        to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		provided, however, that paragraphs A(1)(i) and A(1)(ii)
            above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or the Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

	(2)	That, for the purpose of determining any liability under the
            Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

	(3)	To remove the registration by means of a post-effective
            amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

	Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to
      Section 15(d) of the Securities Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the
      Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	                         SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, County of Suffolk and State of New York on the 30th day of May, 1996.

					COMPUTER ASSOCIATES INTERNATIONAL, INC.



					By:  /s/Peter A. Schwartz
                                   ---------------------
					     Peter A. Schwartz
						Senior Vice President
						Chief Financial Officer






                   	POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles B. Wang and Peter A. Schwartz, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

      Name                        Title                      Date
- -----------------         ---------------------          --------------

/s/Charles B. Wang
- ------------------
(Charles B. Wang)          Chairman of the Board           May 30, 1996
                           (Principal Executive Officer)


/s/Peter A. Schwartz
- --------------------
(Peter A. Schwartz)        Senior Vice President-Chief     May 30, 1996
                           Financial Officer(Principal
                           Financial and Accounting
                           Officer)


/s/Russell M. Artzt
- -------------------
(Russell M. Artzt)         Director                        May 30, 1996




/s/Willem F.P. de Vogel
- -----------------------
(Willem F.P. de Vogel)     Director                        May 30, 1996



/s/Irving Goldstein
- ---------------------
(Irving Goldstein)         Director                        May 30, 1996


/s/Richard A. Grasso
- ---------------------
(Richard A. Grasso)        Director                        May 30, 1996


/s/Shirley Strum Kenny
- ----------------------
(Shirley Strum Kenny)      Director                        May 30, 1996


/s/Sanjay Kumar
- ---------------
(Sanjay Kumar)             Director                        May 30, 1996


/s/Edward C. Lord
- -----------------
(Edward C. Lord)           Director                        May 30, 1996

	The Plan. Pursuant to the requirements of the Securities Act, the Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Islip, County of Suffolk, and State of New York on the 30th day of May, 1996.



					COMPUTER ASSOCIATES SAVINGS HARVEST PLAN




					By: /s/Peter A. Schwartz
                                  --------------------
					    Peter A. Schwartz
					    Member, Plan Committee

	                   INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION                     EXHIBITS TO
NUMBER                                            THIS REPORT

4(a)     Computer Associates Savings Harvest     Filed herewith
         Plan, as amended and restated           as Exhibit
         effective March 31, 1992 ("CASH         4(a).
         Plan").

4(b)     First Amendment to CASH Plan, dated     Filed herewith
         the 24th day of March, 1994.            as Exhibit
                                                 4(b).

4(c)     Second Amendment to CASH Plan, dated    Filed herewith
         the 21st day of April 1995.             as Exhibit
                                                 4(c).

4(d)     Third Amendment to CASH Plan dated      Filed herewith
         the 18th day of October, 1995.          as Exhibit
                                                 4(d).

4(e)     Trust Agreement, dated as of March      Filed herewith
         31, 1993, between Computer              as Exhibit
         Associates International, Inc. and      4(e).
         Fidelity Management Trust Company
         pursuant to the CASH Plan.

5(a)     Copy of the Internal Revenue Service    Filed herewith
         Determination Letter that the CASH      as Exhibit
         Plan, including the First and Second    5(a).
         Amendments thereto, is qualified
         under Section 401 of the Internal
         Revenue Code (the "Code").

5(b)     Opinion of Maria A. Di Pippo, Esq.      Filed herewith
         as to ERISA and Code compliance with    as Exhibit
         respect to the Third Amendment to       5(b).
         the CASH Plan.

23(a)     Consent of Ernst & Young LLP.          Filed herewith
                                                 as Exhibit
                                                 23(a).

23(b)     Consent of Maria A. Di Pippo, Esq.     Filed herewith
          (contained in her opinion in Exhibit   as Exhibit
          5(b)).                                 5(b).


24	    Power of Attorney.                     Filed herewith
	                                           on page II-5.